EXHIBIT 10.5

DEBUT BROADCASTING CORPORATION, INC.
2007 STOCK INCENTIVE PLAN

Effective December 3, 2007

DEBUT BROADCASTING CORPORATION, INC.
2007 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS		1
1.1	Affiliate	1
1.2	Agreement	1
1.3	Award	1
1.4	Board	1
1.5	Code	1
1.6	Committee	1
1.7	Company	1
1.8	Date of Exercise	1
1.9	Exchange Act	1
1.10	Fair Market Value	2
1.11	Incentive Option	2
1.12	Nonqualified Option	2
1.13	Option	2
1.14	Participant	2
1.15	Plan	2
1.16	Restricted Stock	2
1.17	Stock	2
1.18	Stock Bonus	2
1.19	Ten Percent Stockholder	2

ARTICLE II. PURPOSE		2

ARTICLE III. ADMINISTRATION		3
3.1	Administration of Plan	3
3.2	Authority to Grant Awards	3
3.3	Persons Subject to Section 16(b)	3

ARTICLE IV. AWARD ELIGIBILITY AND LIMITATIONS		3
4.1	Participation	3
4.2	Grant of Awards	3
4.3	Limitations on Incentive Options	3
4.4	Restricted Stock	4
4.5	Stock Bonus	4

ARTICLE V. STOCK SUBJECT TO PLAN		4
5.1	Source of Shares	4
5.2	Maximum Number of Shares	4
5.3	Forfeitures	4

ARTICLE VI. OPTION EXERCISE AND STOCKHOLDER RIGHTS		4
6.1	Exercise Price	4
6.2	Right to Exercise	4
6.3	Maximum Exercise Period	4
6.4	Transferability	5

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6.5	Stockholder Rights	5
6.6	Employee Status	5

ARTICLE VII. METHOD OF EXERCISE		5
7.1	Exercise	5
7.2	Payment	5
7.3	Withholding Tax Requirements	5
7.4	Issuance and Delivery of Shares	5

ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES		5
8.1	Adjustments to Shares	5
8.2	Substitution of Awards on Merger or Acquisition	6
8.3	Effect of Certain Transactions	6
8.4	No Adjustment Upon Certain Transactions	6
8.5	Fractional Shares	7

ARTICLE IX. LEGAL COMPLIANCE CONDITIONS		7
9.1	General	7
9.2	Representations by Participants	7

ARTICLE X. GENERAL PROVISIONS		7
10.1	Effect on Employment	7
10.2	Unfunded Plan	7
10.3	Rules of Construction	7
10.4	Governing Law and Venue	7
10.5	Compliance with Section 16 of the Exchange Act	8
10.6	Amendment	8
10.7	Duration of Incentive Options	8
10.8	Waiver of Jury Trail	8
10.9	Effective Date of Plan	8

ii

DEBUT BROADCASTING CORPORATION, INC.
2007 STOCK INCENTIVE PLAN

PREAMBLE

WHEREAS, Debut Broadcasting Corporation, Inc. (hereinafter the “Company”) desires to provide stock options as a means to attract, retain and motivate key corporate personnel, through ownership of stock of the Company, and to attract individuals of outstanding ability to render services to and enter the employment of the Company or its subsidiaries;

WHEREAS, the Company intends that the Plan provide for option awards that qualify as “incentive stock options” within the meaning of section 422 of the Code, as well as options that are not so qualified;

WHEREAS, the Company further intends that this Plan be administered in a manner so that it amounts paid to certain officers of the Company hereunder may be treated as "performance-based compensation" described in section 162(m)(4)(C) of the Code;

WHEREAS, the Company intends that this Plan and Awards granted hereunder will conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3;

NOW, THEREFORE, the Company hereby establishes the Debut Broadcasting Corporation, Inc. 2007 Stock Incentive Plan:

ARTICLE I. DEFINITIONS

1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is directly or indirectly wholly-owned or controlled by the Company.

1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options, Restricted Stock or Stock Bonus.

1.4 Board. The board of directors of the Company.

1.5 Code. The Internal Revenue Code of 1986, as amended.

1.6 Committee. The committee that is designated by the Board as the “compensation committee” or otherwise designated to administer the Plan; provided that in the absence of a designation of a committee for this purpose, the full Board shall be the Committee. In the event that any common class of equity securities of the Company is or becomes subject to registration under section 12 of the Exchange Act, the Committee shall be composed of at least two individuals (or such number that satisfies the requirements of section 162(m)(4)(C) of the Code, Rule 16b-3 of the Exchange Act and the member rules of any trading exchange (e.g., the New York Stock Exchange or the NASDAQ Stock Market) or automated quotation system or reporting system (e.g., the OTC Bulletin Board System) upon which Stock is traded).

1.7 Company. Debut Broadcasting Corporation, Inc. and its successors.

1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.

1.9 Exchange Act. The Securities Exchange Act of 1934, as amended.

1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:

(a)
If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange or the NASDAQ National Market), Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined.

(b)
If the Common Stock is not then listed on an exchange or the NASDAQ National Market, but is quoted on the NASDAQ Small Cap Market, the NASDAQ electronic bulletin board or the National Quotation Bureau pink sheets, the average of the closing bid and asked prices per share for the Common Stock as quoted by NASDAQ or the National Quotation Bureau, as the case may be, on the last trading day immediately preceding such date.

(c)
If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee in accordance with section 409A of the Code.

1.11 Incentive Option. An Option that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.

1.12 Nonqualified Option. An Option that is not an Incentive Option.

1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.

1.14 Participant. A director, officer, employee, consultant or advisor of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.15 Plan. The Debut Broadcasting Corporation, Inc. 2007 Stock Incentive Plan.

1.16 Restricted Stock. A grant of Stock that is subject to restrictions on transfer and/or a risk of forfeiture by and to the Participant, as described in Section 4.4. Restricted Stock that is awarded to a Participant shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.

1.17 Stock. The common stock of the Company.

1.18 Stock Bonus. A grant of Common Stock as described in Section 4.5.

1.19 Ten Percent Stockholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Stockholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II. PURPOSE

The purpose of this Plan is to encourage ownership of Stock of the Company by directors, officers, employees, consultants and advisors of the Company and any current or future Affiliate. This Plan is intended to provide an incentive and bonus for maximum effort in the successful operation of the Company and is expected to benefit the stockholders by associating the interests of the Company’s employees with those of its stockholders and by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company’s shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Company employees pursuant to the terms of their employment. Proceeds from the purchase of Stock pursuant to this Plan shall be used for the general business purposes of the Company.

ARTICLE III. ADMINISTRATION

3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

(a)	Interpret all provisions of this Plan;

(b)	Prescribe the form of any Agreement and notice and manner for executing or giving the same;

(c)	Make amendments to all Agreements;

(d)	Adopt, amend, and rescind rules for Plan administration; and

(e)	Make all determinations it deems advisable for the administration of this Plan.

3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option or the lapse of restrictions on Restricted Stock.

3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE IV. AWARD ELIGIBILITY AND LIMITATIONS

4.1 Participation. The Committee may from time to time designate directors, officers, employees, consultants and advisors to whom Awards are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements that shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.

4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the name of the Participant and the number of shares of Stock that are subject to the Award. Accordingly, an Award may be deemed to be granted prior to the approval of this Plan by the stockholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company. Notwithstanding any language in an Agreement or other document to the contrary, if this Plan is not approved by the stockholders of the Company in a manner that satisfies Treasury Regulations within 12 months of the adoption of this Plan by the Board, all Options granted hereunder shall be treated as Nonqualified Options.

4.3 Limitations on Incentive Options. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.

4.4 Restricted Stock. An award of Restricted Stock to a Participant is a grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement. A Participant who receives Restricted Stock shall be treated as a stockholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

4.5 Stock Bonus. Notwithstanding any other provision of the Plan, the Committee may grant Stock Bonuses, as compensation or as bonuses, to such service providers as the Committee may select in its sole discretion from time to time. After the Committee determines that it will offer Stock Bonuses under the Plan, it shall advise the offeree in writing of the terms and conditions related to the offer, including the number of shares of Stock that such person shall be entitled to receive, the time within which such person must accept such offer, and the manner of acceptance of such offer.

ARTICLE V. STOCK SUBJECT TO PLAN

5.1 Source of Shares. Upon the exercise of an Option, lapse of restrictions on Restricted Stock or the grant a Stock Bonus, the Company shall deliver to the Participant authorized but previously unissued Stock or Stock that is held by the Company in treasury.

5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is 1,000,000 shares, subject to increases and adjustments as provided in Article VIII. No person may receive Options during any 12-month period to purchase more than 200,000 shares of Stock.

5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, or Restricted Stock is forfeited, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.

ARTICLE VI. OPTION EXERCISE AND STOCKHOLDER RIGHTS

6.1 Exercise Price. Unless otherwise determined by the Committee and/or stated in the Participant’s Agreement, the exercise price of shares subject to an Option shall be the Fair Market Value of such shares as determined by the Committee on the date of grant. Notwithstanding the foregoing, in no event shall the exercise price of an Incentive Option be less than 100% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted, or 110% of the Fair Market Value of a share of Stock on the date the Incentive Option is granted in the case of a Ten Percent Stockholder. Notwithstanding the foregoing, in no event shall the exercise price of a Nonqualified Option be less than the 100% of the Fair Market Value of a share of Stock on the date the Nonqualified Option is granted.

6.2 Right to Exercise. An Option may be exercisable on the date of grant or on such other date(s) established by the Committee or as provided in an Agreement, provided, however, that Options granted to officers or directors subject to section 16 of the Exchange Act shall not be exercisable or transferable, and restrictions on Restricted Stock shall not lapse, until at least six months after the Award is granted.

6.3 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Incentive Option shall be exercisable after the expiration of ten years (five years in the case of Incentive Options granted to a Ten Percent Stockholder) from the date it was granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate or within three months of termination of employment with the Company and its Affiliates (one year in the case of termination due to disability or death), or, if sooner, within a period of time designated in the Participant’s Agreement.

6.4 Transferability. An Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that a Nonqualified Option or Restricted Stock may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.

6.5 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option, and if requested, has given the representation described in Section 9.2.

6.6 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment. With respect to an Incentive Option, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Treasury Regulation, or a published ruling of the Internal Revenue Service that has general application.

ARTICLE VII. METHOD OF EXERCISE

7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.

7.2 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities and Exchange Commission Regulation T), actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof; provided, however, that a form of payment other than cash that is received by the Company on the Date of Exercise is only acceptable to the extent that the same is approved by the Committee. Payment of the exercise price must include payment of tax withholdings, as described in Section 7.3, in cash unless the Company consents to alternative arrangements for withholdings.

7.3 Withholding Tax Requirements. For a Participant who is an employee of the Company or an Affiliate, upon the exercise of a Nonqualified Option or the lapse of restrictions on Restricted Stock, the Participant shall, upon notification of the amount due, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.

7.4 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, the lapse of restrictions on Restricted Stock or is granted a Stock Bonus, and executes any applicable agreement described in Section 9.2 that the Company requires.

ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

8.1 Adjustments to Shares. The number and kind of shares of Stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines to be appropriate, in the event that:

(a)	the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

(b)	the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

(c)	there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limit on Awards specified in Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes.

8.2 Substitution of Awards on Merger or Acquisition. The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights, restricted stock or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Awards shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

8.3 Effect of Certain Transactions. In the event that the Company is a party to a merger or other reorganization, whether or not such merger or reorganization constitutes a Change in Control, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving entity, or a parent or subsidiary of such entity (“Successor Entity”), for their continuation by the Company (if the Company is a surviving corporation), for the conversion of the Awards into an award of an option for, or restricted shares of, as applicable, the common stock of the Successor Corporation, for accelerated vesting, or for their cancellation, in all cases without the consent of the Participant. Provided, however, in the event that such agreement provides for the cancellation of the Awards, each holder shall be entitled to the same consideration or the equivalent value in cash, as provided in such agreement, as the consideration received by the holder of Common Stock pursuant to the agreement with respect to all Awards whether or not vested on the date of the transaction (subject to Section 8.3(b)). Any determination to made hereunder shall be made by the Committee and its determination shall be final, binding and conclusive.

(a)
A Change in Control will be deemed to have occurred for purposes hereof in the event of (i) a liquidation or winding up of the affairs of the Company, (ii) a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries; or (iii) a merger, consolidation or other transaction in which holders of the Company’s voting power prior to such transaction hold, after such transaction, less than 50% of the Company’s voting power.

(b)
Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Award to the extent such acceleration of vesting would cause the Participant or holder of such Award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the Award did not occur. If any portion of any Award remains unvested due to this Section 8.3(b) due to a transaction in which the Company is not the surviving entity after the transaction, or the survives only as a subsidiary or is otherwise controlled by the Successor Entity, such portion of the Award shall be assumed by the Successor Entity, or converted into award of an option for, or restricted shares, as applicable, of the common stock of the surviving entity, subject to the terms and conditions that are equivalent to the terms and conditions of this Award in all material respects.

(c)
Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company’s equity securities that is approved by the Board shall not alone constitute a Change in Control.

8.4 No Adjustment upon Certain Transactions. The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant.

ARTICLE IX. LEGAL COMPLIANCE CONDITIONS

9.1 General. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

ARTICLE X. GENERAL PROVISIONS

10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

10.4 Governing Law and Venue. This Plan and any Agreement hereunder shall be construed and enforced in accordance with the laws of the State of Tennessee without regard to its principles of conflicts of laws. Each party hereby irrevocably and unconditionally consents to venue in any state or federal court located in the City of Nashville, Tennessee (the “Nashville Courts”) for any litigation arising out of or relating to this Plan and any Agreement hereunder, and each party hereby waives any objection to the laying of venue of any such litigation in the Nashville Courts and agrees not to plead or claim in any Nashville Court that such litigation brought therein has been brought in an inconvenient forum. The Company and all Participants hereby irrevocably and unconditionally consents to a Nashville Court applying Tennessee law to any litigation arising out of or relating to this Plan and any Agreement hereunder.

10.5 Compliance with Section 16 of the Exchange Act. In the event that any common class of equity securities of the Company becomes subject to registration under section 12 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the stockholders of the Company must approve the following:

(a)
12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options;

(b)	before the effective date thereof, any amendment that increases the period during which Incentive Options may be granted or exercised; and

(c)
in the event that a common class of equity securities of the Company becomes traded on an exchange or market system before the effective date thereof, any amendment that increases the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan except pursuant to Article VIII.

10.7 Duration of Incentive Options. Incentive Option awards shall not be made with respect to the shares of Stock specified in Section 5.2 more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by stockholders. If the number of shares specified in Section 5.2 is increased by an amendment to this Plan, Incentive Options may be awarded with respect to such increased shares for a period of ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by stockholders in a manner that satisfies Treasury Regulations. Incentive Options granted before such dates shall remain valid in accordance with their terms.

10.8Waiver of Jury Trial. EACH PARTICIPANT HEREUNDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS HE OR SHE MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS PLAN OR ANY AGREEMENT HEREUNDER OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. BY AGREEING TO RECEIVE AN AWARD, EACH PARTICIPANT HERETO ACKNOWLEDGES THAT HE OR SHE IS KNOWINGLY AND VOLUNTARILY WAIVING HIS OR HER RIGHT TO DEMAND TRIAL BY JURY.

10.9 Effective Date of Plan. This Plan shall be effective as of December 3, 2007, and Awards may be granted hereunder at any time after such adoption.

IN WITNESS WHEREOF, the undersigned officer has executed this Plan as of December 3, 2007.

DEBUT BROADCASTING CORPORATION, INC.

By: /s/ Robert J. Marquitz
Name: Robert J. Marquitz
Title: Chairman/President